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                                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


The following is a listing of all subsidiaries of 1st Source Corporation. Unless otherwise indicated, each subsidiary does business under its own name. The activities of each is described in Part I, Item I, of Form 10-K.
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         NAME                                   DATE  OF INCORPORATION                     JURISDICTION
         ----                                   ----------------------                     ------------

1st Source Bank                                    April 19, 1922                              Indiana

1st Source Auto Leasing, Inc.*                     October 29, 1973                            Indiana
  (Inactive)

1st Source Insurance, Inc.*                        July 12, 1978                               Indiana

1st Source Travel, Inc.*                           March 4, 1982                               Indiana
  (Inactive)

FBT Capital Corporation                            February 6, 1970                            Indiana
  (Inactive)

1st Source Leasing, Inc.                           November 29, 1979                           Indiana

1st Source Capital Corporation*                    November 16, 1983                           Indiana

Trustcorp Mortgage Company                         December 5, 1973                            Indiana

1st Source Capital Trust I                         February 20, 1997                          Delaware

1st Source Capital Trust II                        February 27, 1997                          Delaware

Michigan Transportation
   Finance Corporation*                            August 1, 1997                             Michigan

1st Source Funding Corporation*                    June 12, 1998                              Delaware


* Wholly-owned subsidiaries of 1st Source Bank


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